Exhibit 99.1

Brownie’s Marine Group, Inc. (BWMG) Announces Up-Listing to OTCQB

Pompano Beach, Florida, October 9, 2020 (GLOBE NEWSWIRE) — Brownies Marine Group, Inc. (OTC Pink: BWMG), a leading developer, manufacturer and distributor of tankless dive equipment and high pressure air and industrial compressors in the marine industry, announces today that the Company’s common stock has been up-listed and approved for quotation on the OTCQB Venture Marketplace effective October 12, 2020. The Company will continue to be quoted under the quotation symbol “BWMG”.

“Uplisting to the OTCQB is an important milestone for our Company,” stated Robert Carmichael, President and CEO. “We are enthusiastic about the ability of our new listing to increase investor awareness, visibility, and trading liquidity of our common stock. We believe that the acceptance to the OTCQB is just the latest step in the Company’s growth and this status will assist us in continuing to grow our business, as well as enhance our shareholder value.”

The OTCQB is a venture market operated by the OTC Markets Group, Inc. and is designed for early-stage and developing companies located both in the United States and abroad. Considered an established public market by the SEC, the OTCQB provides current public information to investors that need to analyze, value, and trade securities. OTCQB eligible companies must be current in their reporting, and undergo an annual verification and management certification processes.

About Brownie’s Marine Group

Brownie’s Marine Group, Inc., is the parent company to a family of innovative brands with a unique concentration in the industrial and recreational diving industry. The Company, together with its subsidiaries, designs, tests, manufactures, and distributes recreational hookah diving, yacht-based scuba air compressors and nitrox generation systems, and scuba and water safety products in the United States and internationally. The Company has three subsidiaries: Trebor Industries, Inc., founded in 1981, dba as “Brownie’s Third Lung”; BLU3, Inc.; and Brownie’s High-Pressure Services, Inc., dba LW Americas. The Company is headquartered in Pompano Beach, Florida.

For more information, visit: www.BrowniesMarineGroup.com.

Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission (the “SEC”) and our other periodic and quarterly filings with the SEC.

Source: Brownie’s Marine Group, Inc.
Contact Information: (954)-462-5570
investors@browniesmarinegroup.com